SCHEDULE OF SERIES PORTFOLIOS OF SPDR® INDEX SHARES FUNDS

Dated: April 22, 2022

Fund

SPDR® Portfolio Europe ETF

SPDR EURO STOXX 50® ETF

SPDR Dow Jones International Real Estate ETF

SPDR S&P® Global Infrastructure ETF

SPDR MSCI ACWI ex-US ETF

SPDR S&P China ETF

SPDR S&P Emerging Asia Pacific ETF

SPDR Portfolio Emerging Markets ETF

SPDR Portfolio Developed World ex-US ETF

SPDR S&P International Small Cap ETF

SPDR S&P International Dividend ETF

SPDR S&P Emerging Markets Small Cap ETF

SPDR Dow Jones Global Real Estate ETF

SPDR S&P Global Natural Resources ETF

SPDR S&P Emerging Markets Dividend ETF

SPDR Portfolio MSCI Global Stock Market ETF

SPDR S&P Global Dividend ETF

SPDR MSCI EAFE StrategicFactors ETF

SPDR MSCI World StrategicFactors ETF

SPDR MSCI Emerging Markets StrategicFactors ETF

SPDR MSCI ACWI Climate Paris Aligned ETF

SPDR S&P North American Natural Resources ETF

SPDR MSCI EAFE Fossil Fuel Reserves Free ETF

SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF

SPDR Bloomberg SASB Developed Markets Ex US ESG Select ETF

SPDR Bloomberg SASB Emerging Markets ESG Select ETF